SUPPLEMENT DATED AUGUST 15, 2006 TO THE PROXY STATEMENT OF MUNIASSETS FUND, INC. DATED JUNE 15, 2006


     The Annual Meeting of MuniAssets Fund, Inc. ("MuniAssets") called for August 15, 2006 has been adjourned until September15, 2006 at 9:00 a.m. (Eastern time) with respect to the vote on Item 1. Election of Directors. Stockholders of record on June 2, 2006 are entitled to vote at any adjournment or postponement of the meeting (the "Meeting"). You previously received the Proxy Statement, dated June 15, 2006, with respect to the Meeting which contained information regarding the election of directors and about the nominee. This Supplement contains certain additional information. A proxy card is enclosed with this Supplement.

     The Board of MuniAssets is divided into three classes, designated Class I, Class II and Class III, with each class serving for a three-year term. At the Meeting, one Class III Director of MuniAssets is to be elected. The Class III Director Nominee, Roberta Cooper Ramo, will be elected to serve until the expiration of the term of the Class III Directors in 2009 and until her successor is elected and qualified or until her earlier resignation or removal.

     It is intended that all properly executed proxies will be voted (unless such authority has been withheld in the proxy or revoked as described in the Proxy Statement) "FOR" the one (1) Class III Director Nominee, Roberta Cooper Ramo, to serve until the 2009 Annual Meeting of Stockholders.

     IT IS VERY IMPORTANT THAT YOUR VOTING INSTRUCTIONS BE RECEIVED BY THE ADJOURNED MEETING DATE. Instructions for shares held of record in the name of a nominee such as a broker-dealer or trustee of an employee benefit plan may be subject to earlier cut off dates established by such intermediaries for receipt of such instructions.

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE. IF YOU HAVE BEEN PROVIDED WITH THE OPPORTUNITY ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM TO PROVIDE VOTING INSTRUCTIONS VIA TELEPHONE OR THE INTERNET, PLEASE TAKE ADVANTAGE OF THESE PROMPT AND EFFICIENT VOTING OPTIONS. The enclosed proxy is being solicited on behalf of the Board of Directors of MuniAssets.

     If you have any questions regarding the enclosed proxy material or need assistance in voting your shares, please contact our proxy solicitor, Computershare Fund Services at 1-866-752-6486.